                                                  Director Fee Arrangements                                                          Exhibit 10.9

Each non-employee director of Capitol Federal Financial (the "Company") receives an annual retainer, paid monthly, of $22,000 for his or her service on the board of directors of Capitol Federal Savings Bank (the "Bank") and $22,000 for his or her service on the Company's board of directors ($44,000 in total).

John B. Dicus, Chairman of the Board, President and Chief Executive Officer is paid $12,000 by the Bank and $12,000 by the Company ($24,000 in total) for his service as a director of the Bank and Company.